UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): April 11, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of President

On April 11, 2016, Michael Bogda, the President of Lannett Company, Inc. (the “Company”), delivered his notice of resignation effective June 3, 2016.  Mr. Bogda joined the Company as President in December 2014.

A copy of the press release announcing Mr. Bogda’s resignation is included as Exhibit 99.1 hereto.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

(e) Compensatory Arrangement with President

In connection with the April 11, 2016 resignation of Mr. Bogda, the Company entered into a Separation Agreement and General Release with Mr. Bogda dated April 11, 2016, pursuant to which he will receive 12 months base salary, continued medical benefits for a period of 12 months and vesting of all outstanding options and previously awarded restricted stock grants.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

10.42 Separation Agreement and General Release between Michael Bogda and Lannett Company, Inc., dated April 11, 2016

99.1   April 11, 2016 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: April 12, 2016